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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Microcide Pharmaceuticals, Inc. for the registration of ________ shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2000, with respect to the financial statements of Microcide Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
February 9, 2001


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